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                                                                   EXHIBIT 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 2000 relating to the financial statements and financial highlights of the Barr Rosenberg VIT Market Neutral Fund (a portfolio of Barr Rosenberg Variable Insurance Trust) which appears in the December 31, 1999 Annual Report to Shareholders of Barr Rosenberg Variable Insurance Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Francisco, California
April 28, 2000